Exhibit A-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this WGL Holdings, Inc., Annual Report (Form U5S) to the Securities and Exchange Commission, filed pursuant to the Public Utilities Holding Company Act of 1935, for the year ended September 30, 2004, of our report dated December 8, 2004, included in the WGL Holdings, Inc. Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission on December 14, 2004.

DELOITTE & TOUCHE LLP

McLean, Virginia
January 25, 2005